                                    AGREEMENT
                                    ---------

Effective ____________________________, The Lincoln National Life Insurance Company, member NASD, and/or Lincoln Financial Advisors Corp. (LFA) member, NASD (hereinafter "Lincoln National") appoints _________________________________ of
______________________as a Broker and/or Registered Representative and/or Corporate Insurance Broker and/or Broker/Dealer (hereinafter "Representative").

1.   DEFINITIONS
     a. Broker: An individual appropriately licensed and appointed to sell the fixed insurance products or non-registered variable products described herein;

     b. Registered Representative: An individual who, as a result of passing the appropriate examinations of the National Association of Securities Dealers (NASD) or other appropriate self-regulatory organizations
          (SRO), and also appropriately licensed and appointed to sell insurance products may sell the insurance products described herein;

     c. Corporate Insurance Broker: A corporation appropriately licensed to sell the fixed insurance products or non-registered variable products described herein.

     d. Broker/Dealer: An individual, partnership, corporation or other legal entity admitted to membership in the National Association of Securities Dealers (NASD) and appropriately licensed and/or appointed to sell the insurance products described herein; or an organization such as a bank, which pursuant to statutory or regulatory authority, may act as a broker/dealer without being a member of the NASD, but is appropriately licensed and appointed to sell the insurance products as described herein.

2.   LIMITATIONS ON APPOINTMENT
     The Representative is authorized to solicit applications for those contracts named in the Compensation Schedules attached to this Agreement, and the Representative agrees to do so. However, he/she/it shall do so only while properly licensed by and/or registered with the appropriate governmental agency or authority for that specific type of product. All fees for such licensing shall be borne by the Representative along with any administrative charges associated with such licensing.

     In no event is the Representative authorized to offer Lincoln National contracts in the state of New York.

3.   NASD MEMBERSHIP (if applicable)
     Each party to this Agreement, if acting as a Broker/Dealer, represents that it is a member of the National Association of Securities Dealers, Inc. ("NASD"). Each party further agrees to comply with all applicable state and federal law, rules, and regulations. Broker/Dealer's expulsion from the NASD shall automatically terminate this Agreement without notice. Broker/Dealer's suspension will terminate this Agreement immediately upon written or oral notice from Lincoln National received by Broker/Dealer.

4.   LIMITATIONS OF AUTHORITY
     The Representative has no authority to incur any obligations or debts for or on behalf of Lincoln National without its express written consent; to make, modify, or discharge any contract on behalf of Lincoln National by any statement, promise, representation or transaction; to waive, alter, modify or change any of the terms, rates, or conditions of the Lincoln National contracts; or to receive any monies or Purchase Payments (except for the sole purpose of forwarding monies or Purchase Payments to Lincoln National).

5.   RELATIONSHIP OF PARTIES
     In the performance of all of his/her/its duties under this Agreement, the relationship of the Representative to Lincoln National is that of an independent contractor and none other. Neither party shall be deemed to be an employee or partner of the other party for any purpose, and nothing herein shall be construed to create the relationship of master and servant, employer and employee, or joint venturers between the Representative and Lincoln National.

6.   COMPENSATION
     Upon submission of applications for Lincoln National contracts by the Representative, or appropriately licensed agents of the Representative, conforming to such rules and procedures for the conduct of the business of Lincoln National as are now established and as may be reasonably established by Lincoln National in the future, and upon issuance of contracts by Lincoln National, the Representative shall be entitled, subject to the terms and conditions of the Agreement, to the applicable service fees set forth in the attached Compensation Schedule(s) or revisions of such Compensation Schedule(s) and all amendments, changes, and replacements thereof, as may be made at the exclusive discretion of Lincoln National. These Compensation Schedule(s) are made a part of this Agreement. Revised

CP Agreement with Affiliates 11/03                                        Page 1

LLCPSGA

     Compensation Schedules shall apply to policies issued and service fees earned after the date that said schedules are adopted by Lincoln National. In the case of any violation of any of the terms of this Agreement, Lincoln National shall be allowed to retain service fees earned but not yet paid by Lincoln National. Lincoln National has the right to deduct damages and expenses from such retained service fees. If Representative sells in an unauthorized market, or without pre-approval of Lincoln National where necessary, such Representative forfeits all compensation under this Agreement from such unauthorized sale.

     The Representative shall be solely responsible for all compensation paid to its agents and all related tax reporting that may be required under applicable law.

7.   EXCLUSIVE RIGHTS OF SOLICITATION AND SERVICE
     a. Where the Representative establishes a relationship with an organization for the purpose of selling Lincoln National contracts, no other entity with authorization by Lincoln National may approach, solicit, or otherwise contact such organization for the purpose of selling or servicing Lincoln National contracts as long as the Representative is actively and effectively selling and servicing Lincoln National contracts, subject to the terms of Section 7(d).

     b. The Representative may not establish a relationship with an organization for the purpose of selling or servicing Lincoln National contracts if another entity with authorization from Lincoln National has already established such relationship with said employer. Any exceptions to this must be requested by the Representative and reviewed and approved in writing by an officer of Lincoln National.

     c. Notwithstanding anything to the contrary contained in (a) or (b) above, the parties expressly agree that the Representative may represent any other insurance carriers and offer any other insurance, lines, products, or business, whether or not such other carrier lines, products or business compete directly or indirectly with Lincoln National.

     d. Lincoln National shall be the sole arbitrator in these matters, and further, reserves the right to withdraw the exclusive rights of any entity, at the complete discretion of Lincoln National.

8.   ADVERTISING AND MARKETING MATERIAL
     a. The Representative shall cooperate with Lincoln National in preparing advertising, solicitation brochures, and other marketing materials to be used by Representative to sell Lincoln National contracts. No promotional and marketing material shall be used by Representative to sell Lincoln National contracts unless such material has received the prior written approval of Lincoln National and had been filed with the appropriate governmental and regulatory agencies. No promotional and marketing material shall be disseminated or used in any manner unless Lincoln National's express written approval has been given hereto.

     b. The Representative shall train and supervise all of his/her/its employees, agents and other third parties involved in the solicitation, sale and delivery of the contracts.

     c. The Representative agrees to indemnify and hold Lincoln National harmless from any liability resulting from the negligent, improper, unauthorized, or illegal use of sales, marketing, solicitation, or other materials.

     d. Upon termination of this Agreement, all records, unused supplies, Lincoln National provided software, and all other material furnished by Lincoln National in the Representative's possession shall be returned to Lincoln National upon request.

9.   PROSPECTUS (if applicable)
     a. Lincoln National agrees to deliver to the Representative current Lincoln National prospectuses. The Representative agrees to destroy and dispose of all prior prospectuses immediately upon receipt of the current prospectuses.

     b. Lincoln National shall be liable for all statements contained in the current prospectus. The Representative shall be liable for all statements made by the Representative, his/her/its agents, or employees, if applicable, which are not contained in the current prospectus.

10.  PURCHASE PAYMENTS
     All initial Purchase Payments shall be made payable to Lincoln National and shall be delivered together with all applications and related information in accordance with procedures established by Lincoln National.

     Any subsequent Purchase Payments received by the Representative on behalf of Lincoln National shall be forwarded promptly, but under no circumstances in more than two (2) business days, in gross amount, to Lincoln National.

11.  INDEMNIFICATION

CP Agreement with Affiliates 11/03                                        Page 2

     a. The Representative shall be responsible to Lincoln National for the malicious, intentional, reckless, knowing, or negligent acts or omissions of his/her/its employees, officers, agents, and sales persons for the business covered under this Agreement and shall indemnify and hold harmless Lincoln National from any claims, demands, actions, judgements, loss, cost or expense, including attorney fees, court costs, and punitive damages incurred by Lincoln National by reason of such acts or omissions.

     b. Lincoln National shall be solely responsible for the negligent acts or omissions of its employees, officers, agents, and sales persons for the business covered under this Agreement and shall indemnify and hold harmless the Representative from any claims, demands, liabilities, actions, judgements, loss, cost, or expense, including attorney fees and court costs incurred by the Representative which are caused by or arise out of any negligent acts or omissions of Lincoln National, its employees, officers, agents, or sales persons.

     c. The Representative, not Lincoln National, is solely responsible for all statements, written or oral, acts, or representations, whether expressed or implied, made by his/her/its agents, or employees and is responsible for notifying his/her/its agents or employees of the terms and conditions of this Agreement.

     d. The Representative, (unless acting for Lincoln National in its capacity as a Broker/Dealer) not Lincoln National, is solely responsible as to the suitability of sale of the Lincoln National contracts to individual persons.

     e. The Representative is solely responsible for performing the Maximum Exclusion Allowance calculations for any 403b sales.

     f. The Representative shall immediately notify Lincoln National of any and all complaints about Lincoln National contracts received by the Representative.

12.  ASSIGNMENTS/MODIFICATION
     a. Lincoln National and the Representative shall make no assignment or transfer of this Agreement or of any benefits or obligations hereunder, either in whole or in part, without the prior written consent of the other. Any such assignee or transferee shall be properly licensed, including pursuant to Section 1 of this Agreement, to perform its function under this Agreement prior to the assignment to transfer. All terms and conditions of this Agreement are applicable to any assignment or transfer.

     b. This Agreement embodies the entire Agreement of the parties relative to the matters with which it deals and is intended to be the entire and exclusive embodiment thereof. Neither the Representative nor Lincoln National shall be bound by any promise, agreement, understanding, or representation heretofore or hereafter made relative to the subject matter of this Agreement except for any amendment under this paragraph 12.b. or a change, revision, or addition to the attached Compensation Schedule(s) as provided in Section 6.

     This Agreement may be amended or revised at any time by Lincoln National, upon notice to you and, unless you notify us to the contrary within 10 calendar days of the mailing date of any such amendment, you will be deemed to have accepted that amendment or modification.

13.  INDEBTEDNESS OF REPRESENTATIVE
     Lincoln National shall have first lien on all service fees and other compensation payable hereunder for any debt due from the Representative to Lincoln National or any of its affiliates, including charges relating to certain cancellations, rejections, or reissues of contracts. Lincoln National may at this time deduct or set off from any moneys payable under this Agreement, or from any other source, any such debt or debts at the legal rate. This lien shall not be extinguished by the termination of the Representative's authority. This provision shall not be construed in any way to limit any indebtedness of the Representative to the value of the service fees and other compensation payable under this Agreement. In the event of the termination of the Representative's authority, the unpaid balance of the Representative's indebtedness shall be immediately due and payable without demand or notice.

14.  TERMINATION OF AGREEMENT
     The Representative or Lincoln National may terminate the Representative's appointment under this Agreement, with or without cause, by notice sent by ordinary mail to the last known address of the other party. Terminations of appointment as used in this Agreement shall mean termination of authority either through cancellation of the appropriate license or registration as required by this paragraph or through termination of this entire Agreement.

     However, Lincoln National reserves the right, rather than to completely terminate this Agreement, to suspend the right of the representative to sell new business, including taking applications on existing contracts, but still allow the representative to service existing business. This right shall exist provided that it does not violate any applicable state or federal law or regulation. Lincoln National will provide evidence of servicing relationship in writing to representative. Lincoln National reserves the right to terminate the service agreement pursuant to the terms of this Agreement.

     If the Representative's right to sell new business, including taking applications on existing contracts, is suspended by

CP Agreement with Affiliates 11/03                                        Page 3

     Lincoln National while still allowing representative to service existing business, then all compensation as provided by this agreement shall continue to be payable to representative as long as representative remains broker of record and unless otherwise provided in this Agreement.

15.  CUSTOMER CONFIDENTIALITY
     The parties hereto understand and acknowledge that they may come into possession of certain information, including "nonpublic personal information" as described in the Gramm-Leach-Bliley Act ("GLB") about persons who are current contractholders of Lincoln Life or who may become contractholders of Lincoln Life through the operation of this Agreement. As such information ("Customer Information") may be utilized by the parties to perform services on behalf of Lincoln Life for the benefit of such contractholders, the parties agree to the following:

     a. To comply with all applicable laws, rules, regulations and ordinances relating to privacy, confidentiality, security, data security and the handling of consumer and/or customer information which may be established from time to time.

     b. To use Customer Information only as necessary to perform services required by this Agreement and not to disclose or otherwise make available to any other party.

     c. To require their respective officers, directors, partners, employees, agents and representatives to maintain the confidentiality of the Customer Information.

     d. To take all reasonable precautions to safeguard and protect the Customer Information and agree to monitor their use of Customer Information to ensure compliance with this Agreement.

     However, nothing in this Agreement shall prevent the parties from selling or offering to sell other investment products or services to the contractholders described herein, provided such contractholder is made known to any party through means other than this Agreement.

     In all other respects, the Agreement among the parties remains the same.

16.  FORBEARANCE
     Forbearance or neglect of Lincoln National to insist upon performance of this Agreement shall not constitute a waiver of its rights and privileges.

17.  CHOICE OF LAW
     The Representative and Lincoln National expressly agree that in the case of any disputes arising under this Agreement, said Agreement shall be construed under Indiana Law.

LINCOLN NATIONAL


By:
    ------------------------------------
            Assistant Secretary
Date:
      ----------------------------------

REPRESENTATIVE


By:
    ------------------------------------
         Corporate Insurance Broker
              or Broker/Dealer


By:
    ------------------------------------
            Authorized Officer

----------------------------------------
       Tax Identification Number

Date:
      ----------------------------------
Address:
         -------------------------------

----------------------------------------

Phone:
       ---------------------------------
Fax:
     -----------------------------------

INSURANCE AFFILIATES         TIN#

----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

CP Agreement with Affiliates 11/03                                        Page 4

                                    ADDENDUM

This addendum ("Addendum") adds to the Selling Agreement between The Lincoln National Life Insurance Company ("Lincoln") and ___________________________ ("Broker/Dealer") dated ________("Agreement"). Except for a conflict between the terms of the Agreement and this Addendum, the terms of the Agreement shall apply to this Addendum. In the event of a conflict between the terms of this Addendum and the terms of the Agreement, this Addendum shall control.

WHEREAS Broker/Dealer and Lincoln are registered broker-dealers and subject to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, 31 U.S.C. 5311 et seq. (the "Act"); and

WHEREAS Broker/Dealer and Lincoln are required to comply with the Customer Identification Program ("CIP") provisions of the Act; and

WHEREAS Broker/Dealer sells Lincoln's life insurance and annuity products and has access to the information necessary to provide CIP services on behalf of Lincoln;

THEREFORE, in consideration of the mutual obligations contained herein, the parties agree as follows:

1. Broker/Dealer certifies that it has implemented an anti-money laundering program that complies with the requirements of the Act.

2. Broker/Dealer certifies that it has implemented a CIP that complies with all requirements of the Act.

3. Lincoln certifies that it has implemented an anti-money laundering program that complies with the requirements of the Act.

4. For the term of this Addendum, Broker/Dealer agrees to provide required CIP services for any Lincoln variable annuity or life insurance contracts that are sold by Broker/Dealer's agents, brokers or contractors.

5. The parties may extend this Addendum for additional one year periods as prescribed in the Act, provided both parties agree to the extension and provided Broker/Dealer certifies to Lincoln that it has implemented an anti-money laundering program and will perform the CIP obligations specified herein.

6. Either party may terminate this Addendum for any reason upon sixty (60) days prior written notice to the other party as provided in the Agreement.

AGREED TO AND ACCEPTED:

The Lincoln National Life Insurance       (Broker/Dealer full legal name)
Company


By:                                       By:
    ----------------------------------        ----------------------------------
Printed Name:                             Printed Name:
              ------------------------                  ------------------------
Title:                                    Title:
       -------------------------------           -------------------------------
Date:                                     Date:
      --------------------------------          --------------------------------

CP Agreement with Affiliates 11/03                                        Page 5

                                Variable Annuity
                        Selling Group Agreement Amendment

This amendment applies to your variable annuity selling group agreement(s) with Lincoln National Life or Lincoln Life and Annuity Company of New York.

For contracts issued on or after October 6, 2003, age related commission break points will be based on the oldest of the owner, the joint owner and the annuitant as of the date the deposit is received.

As in the past, any order received by us following this notification shall be deemed an acceptance of this amendment.

CP Agreement with Affiliates 11/03                                        Page 6

                              COMPENSATION SCHEDULE

                              Lincoln ChoicePlusII

This compensation schedule applies to the Lincoln ChoicePlusII product and should be attached to your current Agreement with Lincoln National Life Insurance Company.

The individual registered representative can choose commission options on a Contract-by-Contract basis. Once a commission option is chosen for a contract, it may not be changed. The commission option chosen must be indicated on the application. If no selection is made, the default will be option 1. Separate commission arrangements, as described in this document, apply to Contracts that have been annuitized or elected Income4Life or i4Life.

-----------------------------------------------------------------------------
                                                     Trail Compensation
Compensation    Attained Age At               -------------------------------
  Schedule     Time of Deposit*   Cash Flow   Years 2 - 7 (1)   Years 8 + (2)
-----------------------------------------------------------------------------
     1              ** 81              6.50%             0.00%           0.00%
                    81 - 85            4.50%             0.00%           0.00%
                    86 - 90            3.00%             0.00%           0.00%

     2              ** 81              4.00%             0.50%           0.50%
                    81 - 85            2.50%             0.50%           0.50%
                    86 - 90            1.50%             0.50%           0.50%

     3              ** 81              4.75%             0.25%           0.65%
                    81 - 85            3.25%             0.25%           0.65%
                    86 - 90            2.25%             0.25%           0.65%

     4              ** 81              5.25%             0.25%           0.25%
                    81 - 85            3.75%             0.25%           0.25%
                    86 - 90            2.50%             0.25%           0.25%
-----------------------------------------------------------------------------
* Based on age of owner(s).

** Is less than

(1) Annual trail compensation rates are shown. Trail compensation begins on the calendar quarter end immediately following the date the contract has been in force for 15 months. Trail compensation is paid on the quarter ending account value less any deposits made within the prior 15 months.

(2) Annual trail compensation rates are shown. Trail compensation begins on the calendar quarter end immediately following the date the contract has been in force for 84 months. Trail compensation is paid on the quarter ending account value less any deposits made within the prior 84 months.

CP Agreement with Affiliates 11/03                                        Page 7

                           Lincoln ChoicePlusII Bonus

This compensation schedule applies to the Lincoln ChoicePlusII Bonus product and should be attached to your current Agreement with Lincoln National Life Insurance Company.

The individual registered representative can choose commission options on a Contract-by-Contract basis. Once a commission option is chosen for a contract, it may not be changed. The commission option chosen must be indicated on the application. If no selection is made, the default will be option 1. Separate commission arrangements, as described in this document, apply to Contracts that have been annuitized or elected Income4Life or i4Life.

------------------------------------------------------------------------------
                                                     Trail Compensation
Compensation   Attained Age At                 -------------------------------
  Schedule    Time of Deposit*  Cash Flow (1)  Years 2 - 9 (2)  Years 10 + (3)
------------------------------------------------------------------------------
     1             ** 81                 6.50%            0.00%           0.00%
                  81 - 85                3.50%            0.00%           0.00%
                  86 - 90                2.50%            0.00%           0.00%

     2             ** 81                 5.35%            0.25%           0.25%
                  81 - 85                3.50%            0.00%           0.00%
                  86 - 90                2.50%            0.00%           0.00%

     3             ** 81                 4.75%            0.25%           0.65%
                  81 - 85                3.50%            0.00%           0.00%
                  86 - 90                2.50%            0.00%           0.00%
------------------------------------------------------------------------------
* Based on age of owner(s)

** Is less than

(1) In the event a deposit qualifies for the 5% bonus credit, the cash flow amount will be reduced by .50%. All deposits in the first year will be aggregated together to determine whether the 5% bonus credit and the reduced cash flow compensation apply.

(2) Annual trail compensation rates are shown. Trail compensation begins on the calendar quarter end immediately following the date the contract has been in force for 15 months. Trail compensation is paid on the quarter ending account value less any deposits made within the prior 15 months.

(3) Annual trail compensation rates are shown. Trail compensation begins on the calendar quarter end immediately following the date the contract has been in force for 108 months (i.e. 9 years). Trail compensation is paid on the quarter ending account value less any deposits made within the prior 108 months.

CP Agreement with Affiliates 11/03                                        Page 8

                          Lincoln ChoicePlusII Advance

This compensation schedule applies to the Lincoln ChoicePlusII Advance product and should be attached to your current Agreement with Lincoln National Life Insurance Company.

The individual registered representative can choose commission options on a Contract-by-Contract basis. Once a commission option is chosen for a contract, it may not be changed. The commission option chosen must be indicated on the application. If no selection is made, the default will be option 2. Separate commission arrangements, as described in this document, apply to Contracts that have been annuitized or elected Income4Life or i4Life.

-----------------------------------------------------------------------------
                                                     Trail Compensation
Compensation    Attained Age At               -------------------------------
  Schedule     Time of Deposit*   Cash Flow   Years 2 - 4 (1)   Years 5 + (2)
-----------------------------------------------------------------------------
     1              ** 81              5.00%             0.00%           1.00%
                    81 - 85            3.85%             0.00%           1.00%
                    86 - 90            3.25%             0.00%           1.00%

     2              ** 81              4.00%             0.40%           1.00%
                    81 - 85            3.00%             0.40%           1.00%
                    86 - 90            2.50%             0.40%           1.00%

     3              ** 81              2.65%             1.00%           1.00%
                    81 - 85            1.80%             1.00%           1.00%
                      86+              1.45%             1.00%           1.00%
-----------------------------------------------------------------------------
* Based on age of owner(s)

** Is less than

(1) Annual trail compensation rates are shown. Trail compensation begins on the calendar quarter end immediately following the date the contract has been in force for 15 months. Trail compensation is paid on the quarter ending account value less any deposits made within the prior 15 months.

(2) Annual trail compensation rates are shown. Trail compensation begins on the calendar quarter end immediately following the date the contract has been in force for 48 months. Trail compensation is paid on the quarter ending account value less any deposits made within the prior 48 months.

CP Agreement with Affiliates 11/03                                        Page 9

                          Lincoln ChoicePlus II Access

This compensation schedule applies to the Lincoln ChoicePlus Assurance (C Share) product and should be attached to your current Agreement with Lincoln National Life Insurance Company.

Separate commission arrangements, as described in this document, apply to Contracts that have been annuitized or elected i4Life.

---------------------------------------------------------------
 Compensation   Attained Age At     Cash     Trail Compensation
   Schedule     Time of Deposit   Flow (1)      Years 2 + (2)
---------------------------------------------------------------
      1             ** 81             1.25%                1.00%
                    81 - 90           1.00%                1.00%
---------------------------------------------------------------

** Is less than

(1) If withdrawals during a contract year exceed 10% of net deposits (gross deposits less prior withdrawals), cash flow commissions will be subject to a charge back. During the first twelve from when a deposit is made, 100% of the cash flow commission will be charged back on amounts in excess of the allowable withdrawal. Deposits will be withdrawn on a first-in, first-out basis to determine if a charge back should apply. The allowable withdrawals per contract year are not cumulative.

     100% of the cash flow commission will be charged back on deposits surrendered or annuitized within twelve months from the date of receipt.

(2) Annual trail compensation rates are shown. Trail compensation begins on the calendar quarter end immediately following the date the contract has been in force for 15 months. Trail compensation is paid on the quarter ending account value less any deposits made within the prior 15 months.

CP Agreement with Affiliates 11/03                                       Page 10

                                   ChoicePlus

                                i4Life Advantage
    Income4Life Solution (for contracts issued on or after November 4, 2002)

If an i4Life Advantage or Income4Life Solution option is elected, cash flow commissions will be paid according to the commission option selected for the ChoicePlus product involved. Trail commissions through the end of the initial surrender charge period, if any, for the option selected will also remain unchanged. At the end of the initial surrender charge period, the trail commission rates will be increased to:

----------------------------------------------------------------
                                                 Annual Trail
                                 Commission   Commission Payable
           Product                 Option       after the CDSC
----------------------------------------------------------------
ChoicePlus or ChoicePlusII (1)       1                      0.50%
                                     2                      0.75%
                                     3                      1.00%
                                     4                      1.00%
----------------------------------------------------------------
ChoicePlus Bonus or                  1                      0.50%
ChoicePlusII Bonus (1)               2                      0.75%
                                     3                      1.00%
----------------------------------------------------------------
ChoicePlusII Advance (1)             1                      1.00%
                                     2                      1.00%
                                     3                      1.00%
----------------------------------------------------------------
ChoicePlus Access or                 1                      1.00%
ChoicePlusII Access (2)              2                      1.00%
----------------------------------------------------------------

(1) Trail commissions shown are payable quarterly beginning on the calendar quarter end immediately after the contract has been in force for: 84 months for ChoicePlus or ChoicePlus II; 108 months for ChoicePlus Bonus or ChoicePlusII Bonus; or 48 months for ChoicePlusII Advance. Trail commissions are paid on the quarter ending account value less any deposits that are still within the surrender charge period for the product involved.

(2) Trail commissions shown are payable quarterly beginning on the calendar quarter end immediately after the contract has been in force for 15 months for option 1 and for 3 months under option 2. Trail commissions are paid on the quarter ending account value less any deposits made within the prior 15 months for option 1 or within the prior 3 months for option 2.

CP Agreement with Affiliates 11/03                                       Page 11

                                   ChoicePlus

                                i4Life Advantage
    Income4Life Solution (for contracts issued on or after November 4, 2002)

If either Income4Life option is being selected at issue of a ChoicePlus, ChoicePlusII, ChoicePlus Bonus or ChoicePlusII Bonus contract, an additional commission option is available for each product.

--------------------------------------------------------------
                         Attained Age                 Trail
                             at           Cash     Commissions
      Product          Time of Deposit    Flow    Years 2+ (1)
--------------------------------------------------------------
ChoicePlus or              ** 81          2.00%           1.00%
ChoicePlus II              81 - 90        1.00%           1.00%
--------------------------------------------------------------
ChoicePlus Bonus or        ** 81          2.00%           1.00%
ChoicePlus II Bonus        81 - 90        1.00%           1.00%
--------------------------------------------------------------

** Is less than

(1) Annual trail commission rates are shown. Trail commissions begin on the calendar quarter end immediately following the date the contract has been in force for 15 months. Trail commissions are paid at the end of each calendar quarter on the quarter ending account value less any deposits made within the prior 15 months.

CP Agreement with Affiliates 11/03                                       Page 12

                                   ChoicePlus

                              Income4Life Solution
                (for contracts issued prior to November 4, 2002)

If Income4Life ("I4L") is elected at issue or within twelve (12) months from the time a ChoicePlus contract is issued, the I4L commissions will be:

--------------------------------------------------------------------
                                                            Trail
                                              Cash       Commissions
           ChoicePlus Product               Flow (1)    Years 2+ (2)
--------------------------------------------------------------------
ChoicePlus or ChoicePlusII                      1.00%           1.00%
ChoicePlus Bonus or ChoicePlusII Bonus          1.00%           1.00%
ChoicePlus II Advance                           1.00%           1.00%
ChoicePlus Access or ChoicePlusII Access        1.00%           1.00%
--------------------------------------------------------------------

(1) If cash flow commissions were initially paid under the deferred annuity schedule or a different option for the ChoicePlus product, it will be charged back and paid on the basis of the I4L commission schedule.

(2) Annual trail commission rate is shown. Trail commissions begin on the calendar quarter end immediately after the contract has been in force for 15 months. Trail commissions are paid quarterly on the quarter ending account value less any deposits made within the last 15 months.

If I4L is elected more than 12 months after the date a ChoicePlus, ChoicePlusII, ChoicePlus Bonus, or ChoicePlusII Bonus contract is issued:

     . Commissions will continue to be paid on the basis of the initial commission schedule elected at issue until the end of the initial surrender charge period.
     . The annual trail commissions will be increased to 1.00% beginning on the calendar quarter end immediately following the date the contract has been in force for 48 months (4 years) for ChoicePlusII Advance, 84 months (7 years) for ChoicePlus or ChoicePlusII, or 108 months (9 years) for ChoicePlus Bonus or ChoicePlusII Bonus. Trail commissions are paid quarterly and will be paid on the quarter ending account value less any deposits made in the prior 48 months for ChoicePlus Advance or ChoicePlusII Advance; 84 months for ChoicePlus or ChoicePlusII and 108 months for ChoicePlus Bonus or ChoicePlusII Bonus.
     . If the I4L annuitization option is discontinued, future commissions will be based on the deferred annuity commission schedule initially selected.

If I4L is elected more than 12 months after the date a ChoicePlus Access or ChoicePlus II Access contract is issued:

     .  The option 1 or option 2 trail commissions will continue to be paid.
     . Any subsequent deposits will be paid on the basis of the I4L commission schedule.

The I4L commission schedule applies only to I4L and is payable in lieu of any other commissions.

CP Agreement with Affiliates 11/03                                       Page 13

                                   ChoicePlus

                                  Annuitization

----------------------------------------------------------------------
                                  Variable Based Trail    Fixed Basis
      ChoicePlus Product             Commissions (1)     Cash Flow (2)
----------------------------------------------------------------------
ChoicePlus or ChoicePlus II (3)                   0.80%           3.00%
ChoicePlusII View (3)                             1.00%           3.00%
ChoicePlusII Bonus (3)                            0.80%           3.00%
ChoicePlus Access or
ChoicePlusII Access (4)                           1.00%           3.00%
----------------------------------------------------------------------

(1) Percent, presented as an annual rate, is paid to dealers on "statutory reserves" which have been initially annuitized on a variable basis. This amount will be based on end-of-quarter reserve amounts and paid to dealers each calendar quarter.

(2) Percent is paid to dealers on account values initially annuitized on a fixed basis. No cash flow commission is payable on assets originally annuitized on a variable basis and subsequently transferred to a fixed basis.

Contracts issued by Lincoln that are annuitized solely on a fixed basis will result in a separate Contract being issued.

(3) Commission is paid upon annuitization of contracts to which no surrender charges apply.

(4)  Commission is paid upon annuitization of contract.

CP Agreement with Affiliates 11/03                                       Page 14

                                   Schedule B
 Commissions for Contracts that are no longer be actively sold to new customers

                               Lincoln ChoicePlus

This compensation schedule applies to the Lincoln ChoicePlus product and should be attached to your current Agreement with Lincoln National Life Insurance Company.

The individual registered representative can choose commission options on a Contract-by-Contract basis. Once a commission option is chosen for a contract, it may not be changed. The commission option chosen must be indicated on the application. If no selection is made, the default will be option 1. Separate commission arrangements, as described in this document, apply to Contracts that have been annuitized or elected Income4Life or i4Life.

-----------------------------------------------------------------------------
                                                    Trail Compensation
Compensation    Attained Age At               -------------------------------
  Schedule     Time of Deposit*   Cash Flow   Years 2 - 7 (1)   Years 8 + (2)
-----------------------------------------------------------------------------
     1              ** 81              6.50%             0.00%           0.00%
                    81 - 85            4.50%             0.00%           0.00%
                    86 - 90            3.00%             0.00%           0.00%

     2              ** 81              4.00%             0.50%           0.50%
                    81 - 85            2.50%             0.50%           0.50%
                    86 - 90            1.50%             0.50%           0.50%

     3              ** 81              4.75%             0.25%           0.65%
                    81 - 85            3.25%             0.25%           0.65%
                    86 - 90            2.25%             0.25%           0.65%

     4              ** 81              5.25%             0.25%           0.25%
                    81 - 85            3.75%             0.25%           0.25%
                    86 - 90            2.50%             0.25%           0.25%
-----------------------------------------------------------------------------

* Based on age of owner(s)

** Is less than

(1) Annual trail compensation rates are shown. Trail compensation begins on the calendar quarter end immediately following the date the contract has been in force for 15 months. Trail compensation is paid on the quarter ending account value less any deposits made within the prior 15 months.

(2) Annual trail compensation rates are shown. Trail compensation begins on the calendar quarter end immediately following the date the contract has been in force for 84 months. Trail compensation is paid on the quarter ending account value less any deposits made within the prior 84 months.

CP Agreement with Affiliates 11/03                                       Page 15

                            Lincoln ChoicePlus Bonus

This compensation schedule applies to the Lincoln ChoicePlus Bonus product and should be attached to your current Agreement with Lincoln National Life Insurance Company.

The individual registered representative can choose commission options on a Contract-by-Contract basis. Once a commission option is chosen for a contract, it may not be changed. The commission option chosen must be indicated on the application. If no selection is made, the default will be option 1. Separate commission arrangements, as described in this document, apply to Contracts that have been annuitized or elected Income4Life or i4Life.

------------------------------------------------------------------------------
                                                      Trail Compensation
Compensation   Attained Age At                 -------------------------------
  Schedule    Time of Deposit*  Cash Flow (1)  Years 2 - 9 (2)  Years 10 + (3)
------------------------------------------------------------------------------
     1              ** 81                6.50%            0.00%           0.00%
                   81 - 85               3.50%            0.00%           0.00%
                   86 - 90               2.50%            0.00%           0.00%

     2              ** 81                5.35%            0.25%           0.25%
                   81 - 85               3.50%            0.00%           0.00%
                   86 - 90               2.50%            0.00%           0.00%

     3              ** 81                4.75%            0.25%           0.65%
                   81 - 85               3.50%            0.00%           0.00%
                   86 - 90               2.50%            0.00%           0.00%
------------------------------------------------------------------------------

* Based on age of owner(s)

** Is less than

(1) In the event a deposit qualifies for the 5% bonus credit, the cash flow amount will be reduced by .50%. All deposits in the first year will be aggregated together to determine whether the 5% bonus credit and the reduced cash flow compensation apply.

(2) Annual trail compensation rates are shown. Trail compensation begins on the calendar quarter end immediately following the date the contract has been in force for 15 months. Trail compensation is paid on the quarter ending account value less any deposits made within the prior 15 months.

     Annual trail compensation rates are shown. Trail compensation begins on the calendar quarter end immediately following the date the contract has been in force for 108 months (i.e. 9 years). Trail compensation is paid on the quarter ending account value less any deposits made within the prior 108 months.

CP Agreement with Affiliates 11/03                                       Page 16

                            Lincoln ChoicePlus Access

This compensation schedule applies to the Lincoln ChoicePlus Access product and should be attached to your current Agreement with Lincoln National Life Insurance Company.

The individual registered representative can choose commission options on a Contract-by-Contract basis. Once a commission option is chosen for a contract, it may not be changed. The commission option chosen must be indicated on the application. If no selection is made, the default will be option 1. Separate commission arrangements, as described in this document, apply to Contracts that have been annuitized or elected Income4Life or i4Life.

--------------------------------------------------------------
Compensation   Attained Age At     Cash     Trail Compensation
  Schedule     Time of Deposit   Flow (1)      Years 2 + (2)
--------------------------------------------------------------
     1             ** 81             2.00%                1.00%
                   81 - 90           1.00%                1.00%
--------------------------------------------------------------

** Is less than

(1) Withdrawals of up to the greater of 10% of account value or of deposits are allowed each contract year without resulting in a charge back. During the first 12 months from the date a deposit is made, 100% of the cash flow compensation will be charged back on withdrawals exceeding the stated amount. During the next 12 months, 50% of the cash flow compensation will be charged back on withdrawals exceeding the stated amount. Earnings will be withdrawn first, then the 10% free amount, and then deposits on a first in, first out basis to determine if a charge back should apply. The allowable withdrawals per contract year are not cumulative.

     100% of the cash flow commission will be charged back on deposits surrendered or annuitized within 12 months from the date of receipt and 50% on deposits surrendered or annuitized during the next 12 months.

(2) Annual trail compensation rates are shown. Trail compensation begins on the calendar quarter end immediately following the date the contract has been in force for 15 months. Trail compensation is paid on the quarter ending account value less any deposits made within the prior 15 months.

--------------------------------------------------------------
Compensation   Attained Age At     Cash     Trail Compensation
  Schedule     Time of Deposit   Flow (1)      Years 1 + (2)
--------------------------------------------------------------
     2             ** 81             1.00%                1.00%
                   81 - 90           1.00%                1.00%
--------------------------------------------------------------

** Is less than

(1) Withdrawals of up to the greater of 10% of account value or of deposits are allowed each contract year without resulting in a charge back. During the first 12 months from the date a deposit is made, 100% of the cash flow compensation will be charged back on withdrawals exceeding the stated amount. Earnings will be withdrawn first, then the 10% free amount, and then deposits on a first in, first out basis to determine if a charge back should apply. The allowable withdrawals per contract year are not cumulative.

     100% of the cash flow commission will be charged back on deposits surrendered or annuitized within 12 months from the date of receipt.

(2) Annual trail compensation rates are shown. Trail compensation begins on the calendar quarter end immediately following the date the contract has been in force for 3 months. Trail compensation is paid on the quarter ending account value less any deposits made within the prior 3 months.

CP Agreement with Affiliates 11/03                                       Page 17